CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this Registration Statement on Form S-4 and to the incorporation by reference in this Registration Statement on Form S-4 of our report dated September 7, 2001 included in Vail Resorts, Inc.'s Form 10-K for the year ended July 31, 2001 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Denver, Colorado,
   February 19, 2002.






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report related to Olympus Rancho Mirage, L.P., included in this Registration Statement on Form S-4 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Dallas, Texas,
   February 19, 2002.